                                                                    EXHIBIT 23.6

                       CONSENT OF WARBURG DILLON READ LLC

     We consent to the use of Annex C, containing our opinion dated June 10, 1998 to the Board of Directors of Manor Care, Inc. ("Manor Care") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the combination of Manor Care and Health Care and Retirement Corporation and to the reference to our firm name under the headings "Summary" and "The Merger" in the Join Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Commission promulgated thereunder.

/s/ Warburg Dillon Read LLC

New York, New York
August 17, 1998